UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 9, 2009
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800
Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2009, Rosetta entered into an Amended and Restated Senior Revolving Credit Agreement with BNP Paribas as Administrative Agent, and the other lenders identified therein (“Revolver”) providing a senior secured revolving line of credit in the amount of up to $600.0 million and extending its term until July 1, 2012. Availability under the Revolver is restricted to the borrowing base, which is subject to review and adjustment on a semi-annual basis and other interim adjustments, including adjustments based on the Company’s hedging arrangements. As extended, the borrowing base under the Revolver is currently set at $375 million.  Amounts outstanding under the Revolver bear interest, as amended, at specified margins over London Interbank Offered Rate (LIBOR) of 2.25% to 3.00%. Borrowings under the Revolver are collateralized by perfected first priority liens and security interests on substantially all of the Company’s assets, including a mortgage lien on oil and natural gas properties having at least 80% of the pretax SEC PV-10 reserve value, a guaranty by all of the Company’s domestic subsidiaries, and a pledge of 100% of the membership interests of domestic subsidiaries. These collateralized amounts under the mortgages are subject to semi-annual reviews based on updated reserve information. The Company is subject to the financial covenants of a minimum current ratio of not less than 1.0 to 1.0 as of the end of each fiscal quarter and a maximum leverage ratio of not greater than 3.5 to 1.0, calculated at the end of each fiscal quarter for the four fiscal quarters then ended, measured quarterly.  In addition, the Company is subject to covenants, including limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties.  The Company will pay a facility fee on the total commitment. The foregoing description of the Revolver does not purport to be complete and is qualified in its entirety by reference to the Revolver which is filed as Exhibit 10.18 to this Form 8-K and incorporated into this Item 1.01 by reference.

On April 9, 2009, the Company also entered into an Amended and Restated Second Lien Term Loan Agreement with BNP Paribas, as Administrative Agent, and other lenders identified therein (“Term Loan”) extending its term until October 2, 2012. Borrowings under the Term Loan are $75.0 million and bear interest at LIBOR plus 8.5% with a LIBOR floor of 3.5%.  The Term Loan has an option to increase fixed and floating rate borrowings to $100 million within the first 30 days. The loan is collateralized by second priority liens on substantially all of the Company’s assets. The Company is subject to the financial covenants of a minimum asset coverage ratio of not less than 1.5 to 1.0 and a maximum leverage ratio of not more than 4.0 to 1.0, calculated at the end of each fiscal quarter for the four fiscal quarters then ended, measured quarterly.  In addition, the Company is subject to covenants, including limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties. The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the Term Loan which is filed as Exhibit 10.19 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure

On April 9, 2009, Rosetta Resources Inc. (the "Company") issued a press release announcing that it has amended and restated its senior revolving credit agreement and its second lien term loan. A copy of the press release can be found on the Company's website under the tab "Press Releases".

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits

Exhibits. The Registrant includes a copy of the press release as Exhibit 99.1.
Exhibits. The Registrant includes a copy of the Amended and Restated Senior Revolving Credit Agreement as Exhibit 10.18.
Exhibits. The Registrant includes a copy of the Amended and Restated Second Lien Term Loan Agreement as Exhibit 10.19.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2009	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated April 9, 2009.
10.18	Amended and Restated Senior Revolving Credit Agreement.
10.19	Amended and Restated Second Lien Term Loan Agreement.